Exhibit 5.1

DuMoulin Black LLP 1111 West Hastings Street, 15th Floor Vancouver BC Canada V6E 2J3 www.dumoulinblack.com Telephone No. (604) 687-1224

File No. 5948-001

July 29, 2026

Alaska Silver Corp.
3573 East Sunrise Dr., Suite 233
Tucson, Arizona, USA
85718

Dear Sirs/Mesdames:

Re:	Alaska Silver Corp. (the "Company") – Post-Effective Amendment No. 1 to Registration Statement on Form S-1

We have acted as counsel for the Company in the Province of British Columbia (the "Province") and are rendering this opinion in connection with the filing with the United States Securities and Exchange Commission (the “SEC”) of a post-effective amendment to a registration statement on Form S-1 (the "Registration Statement") filed by the Company under the United Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company (the “Offering”) of up to 21,229,000 common shares in the capital of the Company (the “Warrant Shares”) underlying 21,229,000 warrants of the Company (the “Warrants”), each warrant to purchase one common share of the Company. We further understand that in connection with the Offering, the Company has issued underwriters’ warrants (the “Underwriters’ Warrants”) to purchase up to 849,160 common shares (the “Underwriters’ Warrant Shares” and together with the Warrant Shares, the “Securities”). The Warrant Shares and the Underwriters’ Warrant Shares are both registered under the Registration Statement.

This opinion is being rendered in connection with the filing of the Registration Statement with the SEC and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus constituting a part of the Registration Statement, other than as expressly stated herein with respect to the issue of the Securities.

Law

We are not qualified to practice law in the United States of America. We are solicitors qualified to practice law in the Province only and we express no opinion as to the laws of any jurisdiction, or as to any matters governed by the laws of any jurisdiction, other than the laws of the Province and the laws of Canada applicable therein. The opinions herein are based on the laws of the Province and the laws of Canada applicable therein in effect on the date hereof.

The opinions expressed below are given as of the date of this letter and are not prospective. We disclaim any obligation to advise the addressees or any other person of any change in law or any fact which may come or be brought to our attention after the date of this letter.

Assumptions and Qualifications

We have examined a copy of the Registration Statement and relied upon such other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. We have assumed the genuineness of all signatures, the legal capacity at all relevant times of any individual signing such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies or facsimiles (including scanned copies provided by email), and the authenticity of the originals of such certified or photostatic copies or facsimiles and the truth and accuracy of all corporate records of the Company and certificates of officers provided to us by the Company.

We have assumed that at all relevant times:

(a)	the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation;

(b)	the Notice of Articles and then operative articles of the Company (the “Articles” and collectively with the Notice of Articles, the “Charter Documents”) are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof;

(c)	the issuance, terms, execution and delivery of the Securities (i) do not result in a breach of, or default under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (ii) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

(d)	the issuance and delivery of the Securities, the terms of the Offering and related matters do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the articles or by-laws of the Company, any resolutions of the Board of Directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law; and

(e)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded.

For the purposes of our opinion below, we have relied solely on a certificate of an officer of the Company dated the date hereof confirming, among other things, the issuance of the Warrants, the Warrant Shares, the Underwriters’ Warrants and the Underwriters’ Warrant Shares and certifying a copy of directors’ resolutions of the Company approving, among other things, the securities issued and issuable in the Offering, which resolutions we have assumed will be in full force and effect, unamended, at all relevant times.

Whenever our opinion refers to shares of the Company whether issued or to be issued, as being “fully paid and non-assessable”, such opinion indicates that the holder of such shares will not be liable to contribute any further amounts to the Company by virtue of its status as a holder of such shares, either in order to complete payment for the shares or to generally satisfy claims of creditors of the Company. No opinion is expressed as to actual receipt by the Company of the consideration for the issuance of such shares or as to the adequacy of any consideration received.

We have not undertaken any special or independent investigation to determine the existence or absence of any facts or circumstances on which our opinions herein are based, and no inference as to our knowledge of the existence of such facts or circumstances should be drawn merely from our representation of the Company.

Opinions

Based and relying upon the foregoing, and subject to the assumptions and qualifications expressed above and below, we are of the opinion that:

1.	Upon receipt by the Company of the exercise price in full for the Warrant Shares and the issuance of the Warrant Shares in consideration for such exercise price in accordance with the terms of the Warrants, the Warrant Shares will be validly issued as fully paid and non-assessable common shares in the capital of the Company.

2.	Upon receipt by the Company of the exercise price in full for the Underwriters’ Warrant Shares and the issuance of the Underwriters’ Warrant Shares in consideration for such exercise price in accordance with the terms of the Underwriters’ Warrants, the Underwriters’ Warrant Shares will be validly issued as fully paid and non-assessable common shares in the capital of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

The above opinions are rendered solely to the persons to whom they are addressed in connection with the above transaction, and may not be used, circulated, quoted from or otherwise referred to for any other purpose and may not be relied upon by any other person without our express prior written consent.

Yours truly,

“DuMoulin Black LLP”